Exhibit 10.7

EMPLOYMENT AGREEMENT
This employment agreement (the “Agreement”) dated August 5, 2016 sets out particulars of the terms and conditions of employment under which TELLURIAN LNG UK LIMITED (the "Employer"), a company incorporated in England and Wales with registered number 10197069 of 8 Lincoln's Inn Fields, London WC2A 3BP, United Kingdom employs TAREK SOUKI of (the “Employee” and, together with the Employer, the “Parties”). This Agreement constitutes the Employee's contract of employment.
1.Employment.
(a)The Employee's employment (the "Employment"), and period of continuous employment, with the Employer commenced on 1 April 2016 (the "Commencement Date"). No employment with a previous employer will count as part of the Employee's period of continuous employment.
(b)The Employee is employed as Senior Vice President LNG Trading and Head of London office, reporting to the CEO of Tellurian Investments Inc. (and/or any other person designated by the Employer).
(c)The Employee's normal place of work is his home address from time to time, which is currently.
2.Compensation; Reimbursement; etc.
(a)The Employer will pay the Employee a salary of £267,000 per annum (the "Reference Salary") (subject to the terms of this Agreement). The Reference Salary will normally be payable in equal monthly installments on or about the fifteenth (15th) day of each calendar month.
(b)The Employee shall receive a one time signing bonus in the amount of £89,000, payable at the first payroll cycle.
(c)The Employer shall have the right but not the obligation to increase the Employee’s compensation from time to time.
(d)The Employer will reimburse the Employee for all pre-approved reasonable expenses incurred by the Employee in the performance of his duties under this Agreement. The Employee must furnish to the Employer an itemised account, satisfactory to the Employer, in substantiation of all such pre-approved expenditures. No other reimbursements (except as set forth herein) shall be permitted.
(e)Subject to all eligibility requirements contained in this Agreement, the Employee may be entitled to such fringe benefits as are provided to its current employees in accordance with any applicable governing plan documents. As of the Commencement Date, the Employee shall be entitled to receive private medical insurance, dental insurance, death in service cover, permanent health cover at no cost to the Employee. Such benefits are subject to change and the Employer reserves the right to amend, suspend, discount or terminate any such benefit or benefit plan, and the benefit plan documents shall control in all cases.
(f)As at the date of this Agreement, the Employer does not operate a company pension scheme in which the Employee will participate by virtue of the employment. However, the Employer intends to set up a pension scheme which the Employee will be entitled to participate in and pursuant to which the Employer will make contributions at a rate that matches contributions by the Employee up to a maximum of six per cent per annum of the Reference Salary. In the event that the Employer does not set up such a scheme within six (6) months of the Commencement Date, the Employer will make contributions to a personal pension scheme of the Employee's choosing at a rate that matches contributions by the Employee up to a maximum of six per cent per annum of the Reference Salary.
(g)Employee’s annual target bonus will be 150% of his Reference Salary with a stretch target of 200% of his Reference Salary (the “Annual Bonus”). The Annual Bonus will be purely discretionary on the part of the Employer, and it will be based on achievement of various performance milestones of the Employer and the Employee throughout the course of the year. Such milestones shall be agreed between the Employee and the Employer. Employee’s bonus for calendar year 2016 shall not be prorated. The Employee must be employed on the date on which the annual bonus payment is paid in order to be eligible to receive the Annual Bonus.
(h)Employee will be granted 500,000 restricted shares of Tellurian Investments Inc. common stock under the terms of the Tellurian Investments Inc. 2016 Omnibus Incentive Plan (the “Plan”). The terms and conditions applicable to such shares, including vesting and forfeiture, shall be governed by the terms of the Plan and the applicable award agreement. Any further stock grants, phantom units, or other equity incentives under the Plan or otherwise will be at the Employer’s discretion.
(i)The Employee will also be reimbursed for his mobile phone expenses (or a company provided and paid for phone).

Exhibit 10.7

3.Hours.
(a)The Employer's normal working hours are 9.00am to 5.30pm Monday to Friday.
(b)The Working Time Regulations 1998 provide that the average working time including overtime shall not exceed 48 hours for each 7 day period. If and to the extent that the Employee's employment is subject to these regulations, the Employee agrees that this limit will not apply to him. This agreement to opt out of the 48 hour limit will remain in force indefinitely but the Employee may terminate it at any time by giving not less than 3 months' written notice to the Employer. The Employee is required to comply with all requests made and measures imposed by the Employer regarding the keeping of records relating to his working time.
4.Duties.
(a)The Employee shall perform all the duties (including but not limited to exercising all the powers) of the position of Senior Vice President LNG Trading and Head of London office (or such other position as the Employee may hold from time to time). The Employee’s duties are understood to include management and oversight of the Employer, helping to identify and implement business opportunities for the Employer, developing goodwill for the benefit of the Employer, and such additional duties as may reasonably be assigned to him from time to time by the Employer.
(b)The Employee agrees to:
(i)dedicate substantially all of his working time, skill and attention to the business of the Employer;
(ii)diligently perform his duties in a reasonable, timely and professional manner;
(iii)remain loyal to the Employer;
(iv)not engage in any conduct that creates a conflict of interest to, or damages the reputation of, the Employer; and
(v)not conduct or otherwise engage in any consulting services or otherwise work with any other entity during the Employment.
(c)The Employee must comply with all of the Employer's rules, policies and procedures in force from time to time as are provided to him in writing.
(d)Provided that such activities do not materially interfere with the performance of his duties hereunder or create a conflict of interest with the Employer’s business, nothing herein shall prohibit the Employee from (i) engaging in charitable, civic, or fraternal activities, (ii) investing his personal assets in other entities or business ventures, subject to any applicable policies of the Employer, or (iii) serving on the board of directors of another entity, as long as such service is approved in advance in writing by the Employer (which approval will not be unreasonably withheld).
5.Holiday.
(a)The Employer's holiday year is from 1 January to 31 December.
(b)In each complete holiday year, the Employee will be entitled to take all English public holidays as paid holiday plus he will be entitled to take an additional 25 working days' paid holiday (at such times as may be approved by the Employer). No other allowance, except as required by law, shall be made for vacation, or personal time. For the holiday year in which the Employee commences or ceases employment his holiday entitlement will be calculated on a pro-rata basis. Up to 5 days' holiday entitlement may be carried forward to the following holiday year, but it must be taken by 31 March otherwise it will be forfeited automatically.
(c)On termination of the Employee's employment the Employee will be entitled to one day’s normal remuneration in lieu of each day of accrued untaken holiday entitlement in that holiday year.
6.Illness or Incapacity, Termination on Death, Etc.
(a)If the Employee dies during the Employment, the Employer shall pay to the estate of the Employee such compensation as would otherwise have been payable to the Employee up to the end of the calendar month in which the death occurs.
(b)For any period of absence due to illness, injury or other incapacity during the Employment, of less than 30 consecutive days or 59 days in any continuous 1 year period, the Employee shall continue to receive the Reference Salary, less any benefits received under any permanent health insurance cover carried by or provided by the Employer.
(c)The Employee agrees to make himself available for and submit to examinations by such qualified physicians as may be directed by the Employer as to whom the Employee raises, in good faith, no reasonable objection. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.
7.Termination.

Exhibit 10.7

(a)(i)    The Employee and the Employer may each terminate the Employment by giving to the other at least six months' notice in writing.
(ii)    If either party gives notice pursuant to Section 7(a)(i), the Employer shall have the right to relieve the Employee immediately of his duties under this Agreement.
(b)Notwithstanding any other provision of this Agreement, the Employer may terminate the employment of the Employee hereunder for Cause. “Cause” shall mean:
(1)the Employee’s conviction of a criminal offence which involves dishonesty, battery, or which causes serious damage to the Employer's reputation by virtue of its association with the Employee;
(2)the Employee’s gross negligence with respect to the performance of his duties and responsibilities of employment;
(3)any dishonest or fraudulent act (including but not limited to claiming expenses that are not genuine or taking sick leave when not genuinely ill) by the Employee; or
(4)the serious breach of any term or provision of this Agreement or the Plan by the Employee.
(c)In the event that the Employee's employment terminates for any reason other than Cause, any unvested shares of stock or options (whether governed or allocated under the Plan or otherwise) shall vest immediately upon termination.
(d)Notwithstanding any such termination of employment pursuant to this Section 7, the Employee’s covenants set forth in Section 8 are intended to and shall remain in full force and effect.
8.Employer/Employee Covenants.
(a)Confidential Information. As used in this Agreement, the term “Confidential Information” means information of any kind, nature, or description, that (1) relates to the Employer’s business or the business of its affiliates or customers, (2) provides the Employer economic value or any business advantage, (3) is not generally known to the public, and (4) is learned or developed by the Employee as a direct or indirect result of or during the course of the Employee’s employment or prior service on behalf of the Employer or its affiliates. Confidential Information includes, but is not limited to: (i) the Employer’s or its affiliates' trade secrets and inventions; (ii) information concerning the business and affairs of the Employer and its affiliates (which includes but is not limited to historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training techniques and materials); and (iii) all notes, analyses, compilations, studies, summaries and other material prepared by the Employer or its affiliates, or their representatives, to the extent containing or based, in whole or in part, upon Confidential Information.
For the purposes of this Agreement, “Confidential Information” specifically excludes information, training, contacts, product knowledge, customer lists, vendor and supplier information, and resources obtained by Employee prior to his employment with Employer and that the Employee provides written notice thereof to the Employer within 30 days of the Employee’s execution of this Agreement.
(b)Nondisclosure or Confidentiality Agreement. The Employee may be asked to sign a separate Nondisclosure or Confidentiality Agreement, and he shall be subject to all obligations contained therein in addition to those outlined herein.
(c)Employee Covenants. The Employee agrees not to, directly or indirectly, participate in the unauthorized use, disclosure, or conversion of any Confidential Information. Specifically, but without limitation, the Employee agrees not to use Confidential Information for his sole benefit, or for the benefit of any person or entity in any way that harms the Employer or that diminishes the value of the Confidential Information to the Employer. Employee also agrees to use the specialised training, goodwill, and contacts developed with the Employer’s customers and contractors for the exclusive benefit of the Employer, and he agrees not to use these items at any time in a way that would harm the business interests of the Employer.
(d)Employer’s Property. All documents and things, including but not limited to Confidential Information, provided to the Employee for use in connection with the Employee’s employment, or created by the Employee in the course and scope of the Employee’s employment hereunder, are the sole property of the Employer and shall be held by the Employee on trust for the Employer. Immediately upon termination of the Employee’s employment-without the requirement of a prior demand-the Employee shall surrender to the Employer all such documents and things, including, but not limited to, all Confidential Information, together with all copies, recording

Exhibit 10.7

abstracts, notes, reproductions, or electronic versions of any kind made from or about the documents and things and the information they contain.
(e)Duty of Loyalty. The Employee understands that by virtue of employment with the Employer, the Employee owes the Employer a duty of loyalty and agrees to maintain and protect Confidential Information, customer relationships, goodwill, and property solely for the benefit of the party from which such benefits were derived.

9.Discipline, dismissal and grievances.
(a)The Employer does not have its own disciplinary and dismissal procedures but will comply with the ACAS Code of Practice on Disciplinary and Grievance Procedures (the "Code").
(b)The Employer does not have its own grievance procedure but will comply with the Code.
10.Remedies. In the event of breach or threatened breach by the Employee of any provision of Section 8 of this Agreement, the Employer may seek (i) injunctive relief, (ii) recovery of all legal fees and costs incurred by the Employer in obtaining such relief or as a result of the Employee’s breach or threatened breach, and (iii) any other legal and equitable relief to which the Employer may be entitled, including without limitation any and all monetary damages which the Employer may incur as a result of said breach or threatened breach. The Employer may pursue any remedy available, without limitation, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.
11.Compliance with Other Agreements. The Employee represents and warrants that the execution of this Agreement by him and his performance of the obligations hereunder will not conflict with, result in the breach of any provision of or the termination of, or constitute a default under any agreement to which the Employee is a party or by which the Employee is or may be bound.
12.Section 409A. It is intended that this Agreement and the compensation payable hereunder be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and Internal Revenue Service guidance thereunder (collectively referred to as “Section 409A”). Notwithstanding anything herein to the contrary, this Agreement shall, to the maximum extent possible, be administered, interpreted and construed in a manner consistent with Section 409A. Notwithstanding any other provision in this Agreement to the contrary, if the Employee is a “specified employee” on the date of his “separation from service” within the meaning of Section 409A, payments and benefits payable under this Agreement due to a separation from service that are deferred compensation within the meaning of and must comply with (and are not otherwise exempt from) Section 409A that would otherwise be paid or provided during the six-month period commencing on the termination date, will be deferred until the second business day after the date that is six (6) months following the Employee’s separation from service and paid in a single lump sum without interest on such date and all remaining payments shall be paid in accordance with their original schedule. With respect to taxable reimbursements to the Employee, (i) all expenses eligible for reimbursement hereunder shall be paid to the Employee promptly, but in any event by no later than December 31 of the calendar year following the calendar year in which such expenses were incurred, (ii) the expenses incurred by the Employee in any calendar year that are eligible for reimbursement under this Agreement shall not affect the expenses incurred by the Employee in any other calendar year that are eligible for reimbursement hereunder and (iii) the Employee’s right to receive any reimbursement hereunder shall not be subject to liquidation or exchange for any other benefit. If, and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of the Employee’s employment shall be made unless and until the Employee incurs a “separation from service” within the meaning of Section 409A. Executive’s right to receive any installment payments hereunder shall, for purposes of Section 409A, be treated as a right to receive a series of separate and distinct payments.
13.Waiver of Breach. The waiver of a breach of any of the provisions of this Agreement by either of the Parties hereto shall not be construed as a waiver of any subsequent breach by the breaching party.
14.Entire Agreement. Except as to any prior intellectual property, confidentiality, non-competition, non-solicitation and non-disclosure covenants or agreements entered into between the Employer and the Employee, or any matters relating to employment specifically set forth in any award granted to the Employee under the Plan, this Agreement along with all addendums and exhibits hereto, supersedes all prior agreements and understandings, oral or written, if any, between the Employer and the Employee. No supplement, modification, amendment, or waiver of any

Exhibit 10.7

of the terms, conditions, or provisions in this Agreement can be made unless they are in writing and signed by both the Employer and the Employee.
15.Miscellaneous.
(a)This Agreement shall be governed by and construed in accordance with English law and both the Employee and the Employer submit to the exclusive jurisdiction of the English Courts and tribunals.
(b)The headings of the various sections in this Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.
(c)There is no collective agreement which directly affects the Employee's employment.
16.Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced without such illegal, invalid, or unenforceable provision, and the remaining provisions in this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.
17.Notice. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: When received if personally delivered or delivered by email; when transmitted if transmitted by fax; one business day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return-receipt requested, with postage prepaid. In each case notice shall be sent to:
To the Employer:

Tellurian LNG UK Limited
8 Lincoln's Inn Fields
London WC2A 3BP

To the Employee:

Tarek Souki

18.Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

Signed on behalf of
Tellurian LNG UK Limited:     /s/Martin Houston
Martin Houston

Name and Title:    President, Tellurian Investments Inc.

Date:    August 4, 2016

Signed by the Employee: /s/Tarek Souki

Date:    August 11, 2016